Certification of Chief Executive Officer

and Chief Financial and Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Milost Acquisitions Corp. f/k/a KMRB Acquisition Corp. II, (the “Company”) on Form 10-K for the year ending August 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Kistler, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Milost Acquisitions Corp. f/k/a KMRB Acquisition Corp. II

/s/: Brian Kistler

BRIAN KISTLER

Chief Executive Officer

Chief Financial Officer

Chief Accounting Officer

December 13, 2016